Exhibit 5.1

300 N. LaSalle

Chicago, Illinois 60654

(312) 862-2000

www.kirkland.com

December 21, 2012

Sagent Pharmaceuticals, Inc.

1901 N. Roselle Road, Suite 700

Schaumburg, Illinois 60195

Ladies and Gentlemen:

We are acting as special counsel to Sagent Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with (i) the issuance by the Company of up to 9,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”) (the “Primary Shares”), of the Company registered pursuant to a Registration Statement on Form S-3, filed with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) and (ii) the sale by selling stockholders of up to 15,052,223 shares of currently outstanding Common Stock registered under the Registration Statement (the “Secondary Shares”, and collectively with the Primary Shares, the “Shares”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the Certificate of Incorporation of the Company and the Bylaws of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the original issuance of the Shares and (iii) the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the selling stockholders and officers and other representatives of the Company and others.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

Chicago	Hong Kong	London	Los Angeles	Munich	San Francisco	Washington, D.C.

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the Primary Shares have been duly authorized and (a) when the Registration Statement becomes effective under the Act, (b) when Company’s board of directors (the “Board”) has taken all necessary action to approve the issuance and sale of the Primary Shares, including determination of a specific number of Primary Shares to be sold and a specific price for the sale of the Primary Shares, and (c) upon payment and delivery in accordance with the underwriting agreement or other agreement approved by the Board, the Primary Shares will be validly issued, fully paid and nonassessable if (i) issued as certificated shares, certificates representing such Primary Shares have been duly executed by the Company, countersigned and registered by the Company’s transfer agent/registrar and delivered on behalf of the Company, or (ii) if issued as uncertificated shares upon authorization thereof by action of the Board; and

•	the Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “blue sky” laws of the various states to the sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion after the date of effectiveness of the Registration Statement should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP

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